Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Disc Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o) and 457(r)(1)	$200,000,000	—	$200,000,000	0.00015310	$30,620

Fees Previously Paid	—	—	—	—	—	—	—	—

			Total Offering Amounts			$200,000,000		$30,620

			Total Fees Previously Paid					—

			Total Fee Offsets					$25,144.84(2)

			Net Fee Due					$5,475.16

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3ASR (Registration No. 333-281359), which was filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2024.

(2)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $25,144.84 of the registration fee previously paid in connection with the Prior Registration Statement (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Newly Registered Securities

Fee Offset Claims	Disc Medicine, Inc.	S-3	333-275652	November 20, 2023		$25,144.84	Equity	Common Stock	(3)	$170,357,981.13

Fee Offset Sources	Disc Medicine, Inc.	S-3	333-275652		November 20, 2023						$25,144.84

(3)

On November 20, 2023, the registrant filed a registration statement on Form S-3 (File No. 333-275652) (the “Prior Registration Statement”) and on December 5, 2023, the registrant filed a prospectus supplement in connection with its 2023 “at-the-market” offering program (the “2023 ATM Prospectus”). The registrant paid a filing fee in the amount of $59,040.00 to register shares of its common stock with a maximum aggregate offering price of $400,000,000, which fee was calculated pursuant to Rule 457(o) under the Securities Act. As of the termination of the offering made pursuant to the 2023 ATM Prospectus $170,357,981.13 of shares of the registrant’s common stock remained unsold. Pursuant to Rule 457(p) under the Securities Act, filing fees in the amount of $25,144.84 relating to the unsold securities are being carried forward.